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                                                                    EXHIBIT 99.1

PRESS RELEASE

              MICROCIDE PHARMACEUTICALS ANNOUNCES CEO TO STEP DOWN

                    James E. Rurka to Continue as a Director

     Mountain View, CA, March 22, 2001 /PRNewswire/ -- Microcide
Pharmaceuticals, Inc., (Nasdaq: MCDE), today announced that James E. Rurka will step down as its President and Chief Executive Officer upon the hiring of a successor, while continuing as a member of the Board of Directors. An executive search is underway with Korn/Ferry International.

     "We have made significant progress with our forward integration strategy of moving from a drug discovery focus to a strong emphasis on drug development, and we're now at the point of having five potential product candidates emerging from our three technology platforms. At this time, however, I have concluded that new day-to-day leadership will enhance Microcide's ability to move forward through the next steps of its drive to put more drug candidates into the clinic," said Jim Rurka, President and CEO. "I will therefore step down as President and CEO when the Board of Directors names a successor, and will then continue to contribute in any way I can to Microcide's future success as an active member of the Board."

     "During the seven years of Jim's leadership, Microcide has positioned itself as the premier anti-infective research company in all of Biotech," commented John Walker, Chairman of the Board. "The Board accepts Jim's decision that a change in leadership will help propel the Company in its next phase of growth, and looks forward to working with him in his role as a Director, in identifying our new CEO, and in supporting all of the people at Microcide in realizing our potential."

     Mr. Rurka joined Microcide as President and CEO and a Director in February, 1994. He has led the Company through a second round private financing, the signing of three major pharmaceutical company collaborations, an Initial Public Offering in May, 1996, and the subsequent evolution of the Company to a broad-based antimicrobial drug discovery and development enterprise.

     Microcide is a biopharmaceutical company committed to the discovery, development and commercialization of novel antimicrobials for the improved treatment of serious bacterial, fungal and viral infections. The Company's three discovery research platforms address the growing problems of antibiotic resistance and the need for improved antifungal and antiviral therapeutics. The Company's Cephalosporin Antibiotics and Efflux Pump Inhibition platforms focus on developing novel antibiotics and antibiotic potentiators (efflux inhibitors) to directly address existing bacterial and fungal resistance problems. Microcide's Microbial Genomics platform utilizes proprietary bacterial, fungal and viral genetics and genomics tools to discover entirely new classes of antimicrobial agents.

     The statements in this press release that relate to the outcome of research programs, including drug discovery and development of potential products as well as the ability to attract and retain key personnel are forward-looking statements which are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to be materially different, either better or worse, from those discussed. Factors that could cause actual results to differ include, but are not limited to, failure of clinical trials to demonstrate safety and efficacy, inability to raise additional funds and the ability to attract and retain key personnel. Additional information concerning these and other factors that could cause such a difference is contained in Microcide's SEC filings, including its Annual Report on Form 10-K/A for the year ended December 31, 2000. There can be no assurance that any appropriate management candidates will be hired, additional equity capital will be raised or that potential products will successfully proceed through lead optimization, preclinical development and clinical trials, obtain requisite regulatory approvals for marketing, and result in a commercially useful product.

Investor contact: Donald D. Huffman, Chief Financial Officer, 650-428-3557 - http://www.microcide.com

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